UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2012

BNC BANCORP

(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1226 Eastchester Drive

High Point, North Carolina 27265

(Address of principal executive offices)

(336) 869-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2012, BNC Bancorp (the “Company”) completed its acquisition by merger (the “Merger”) of KeySource Financial, Inc. (“KeySource”). The Merger was completed pursuant to an Agreement and Plan of Merger dated as of December 21, 2011, and as amended on July 9, 2012 (the “Merger Agreement”).

Under the Merger Agreement, following completion of the Merger, John S. Ramsey, Jr., a member of the KeySource Board of Directors, was to be appointed to serve on the Company’s Board of Directors (the “Board”). Effective upon closing of the Merger on September 14, 2012, in accordance with the Articles of Incorporation and Bylaws of the Company, the Board increased the number of directors of the Company from twelve to thirteen and appointed Mr. Ramsey to serve as a director until the Company’s 2013 Annual Meeting of Shareholders, or until his successor is elected and qualified, or his earlier removal, resignation, death or incapacity. Mr. Ramsey is the former Chairman of KeySource’s Board of Directors. The Board has yet to determine any committee assignments for Mr. Ramsey.

Mr. Ramsey will receive compensation as a nonemployee director consistent with the Company’s standard nonemployee director compensation practices, prorated for 2012 as applicable, and is also eligible to participate in the Stock Option Plan for Non-Employees/Directors (the “Plan”), pursuant to which members of the Board may receive awards or grants from time to time as recommended by the Compensation Committee of the Board and approved by the Board. A description of the Plan and the Company’s standard nonemployee director compensation practices can be found in the sections titled “Compensation Discussion & Analysis” and “2011 Director Compensation Table” in the Company’s definitive proxy statement in connection with its 2012 Annual Meeting of Shareholders filed on April 16, 2012.

Each of the former directors of KeySource, including Mr. Ramsey, executed a support agreement with the Company pursuant to which, among other things, he agreed to vote his shares of KeySource common stock in favor of the Merger and against an alternative business combination and agreed not to sell or transfer any shares of KeySource common stock. Additionally, each former director of KeySource, including Mr. Ramsey, executed a director’s agreement with the Company pursuant to which, among other things, he agreed to certain noncompetition, noninterference and confidentiality provisions. The forms of such agreements are included as Exhibits B and C to the Merger Agreement. There are no additional related party transactions with respect to Mr. Ramsey required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On September 14, 2012, the Company issued a press release announcing completion of the Merger. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of December 21, 2011, by and between KeySource Financial, Inc. and BNC Bancorp (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 28, 2011).

2.2	First Amendment to Agreement and Plan of Merger, dated as of July 9, 2012, by and between KeySource Financial, Inc. and BNC Bancorp (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 12, 2012).

99.1	Press release, dated September 14, 2012, announcing completion of the Merger.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2012

BNC BANCORP

By:	/s/ David B. Spencer
David B. Spencer
Executive Vice President & Chief Financial Officer (Principal Accounting Officer)

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EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of December 21, 2011, by and between KeySource Financial, Inc. and BNC Bancorp (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 28, 2011).

2.2	First Amendment to Agreement and Plan of Merger, dated as of July 9, 2012, by and between KeySource Financial, Inc. and BNC Bancorp (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 12, 2012).

99.1	Press release, dated September 14, 2012, announcing completion of the Merger.

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